UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2015

Patriot National, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36804	46-4151376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 1650 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

(954) 670-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 8, 2015, TriGen Insurance Solutions, Inc. (the “Company”), a wholly owned subsidiary of Patriot National, Inc. (“Patriot National”), entered into an asset purchase agreement (the “HSS Acquisition Agreement”) with Hospitality Supportive Systems, LLC, a Pennsylvania limited liability company (“HSS”), and the sole shareholder of HSS effective April 1, 2015, pursuant to which the Company acquired substantially all of the assets of HSS for an estimated maximum of $9,650,000. Pursuant to the HSS Acquisition Agreement, the Company paid HSS $5,605,000 in cash at closing. HSS will also be entitled to an earn-out payment of up to $4,045,000 twelve months after closing, subject to reduction on a pro-rata basis if EBITDA within the first year does not meet certain targets.

On April 8, 2015, the Company also entered into an asset purchase agreement (the “SRM Acquisition Agreement”) with Selective Risk Management LLC, a Pennsylvania limited liability company (“SRM”), and the shareholders of SRM effective April 1, 2015, pursuant to which the Company acquired substantially all of the assets of SRM for a maximum of $3,845,000. Pursuant to the SRM Acquisition Agreement, the Company paid SRM $1,922,500 in cash at closing. SRM will also be entitled to an earn-out payment of up to $1,922,500 twelve months after closing, subject to reduction on a pro-rata basis if EBITDA within the first year does not meet certain targets.

Neither the Company nor Patriot National assumed any material liabilities under either the HSS Acquisition Agreement or the SRM Acquisition Agreement. Both transactions closed on April 8, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are attached to this Current Report on Form 8-K

Exhibit No.	Exhibit

99.1	Press Release dated as of April 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL, INC.

Date: April 8, 2015	By:	/s/ Christopher A. Pesch
	Name:	Christopher A. Pesch
	Title:	Executive Vice President, General Counsel, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated as of April 8, 2015